Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

David Osborne

Gil Oren

Ronit Amir Yaniv

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman
Eran Lempert
Ofir Levy

Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Micki Shapira

Eran Zach

Ido Chitman

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Shani Rapoport

Lior Gelbard

Keren Tal

Naftali Nir

Yael Hoefler

Sagi Schiff

Netanella Treistman

Daniel Damboritz

Yulia Lazbin

Joshua Lieberman
Eyal Aichel

Roy Masuri
Avi Anouchi

Sivan Gilron Dotan
Tomer Bar-Nathan

Edan Regev

Gitit Ramot-Adler

Guy Kortany

Goor Koren
Roey Sasson

Nir Rodnizky

Michal Sagmon

Hila Rot
Eran Kadosh

Neta Goshen

Chen Lanir

Daphna Livneh

Tamar Gilboa
Adi Samuel

Alona Toledano
Yuval Shamir

Lihi Katzenelson
Inbar Hakimian-Nahari

Naama Hod
Raffi Brown
Shahar Uziely

Yehudit Biton

Omri Schnaider

Michal Zeituny Taub

Rinat Michael

Adi Attar

Amos Oseasohn

Ofir Paz

Adi Daniel

Dafna Shaham

Miriam Friedmann

Roni Osborne

Noam Shochat
Noa Slavin
Michael Horowitz

Guy Fatal
Shani Lorch

Itamar Cohen

Shai Margalit

Yonatan Whitefield

Moshe Lankry
Nir Kamhi

Shira Teger

Rachel Lerman

Ravid Saar

Sophie Blackston

Elad Morgenstern
Ron Ashkenazi

Carmel Nudler

Yehonatan Cohen

David Shmulevitz

Aaron Shaw
Guy Ziv-Shalom

Lior Cohen Goldstein Shiri Vilkin
Asaf tenenbaum
Liad Kalderon

Nataly Margalit

Shiran Glitman

Dani Weissberg

Lareine Khoury

Nohar Hadar

Nitzan Kahana

Tali Har-Oz

Tal Alon

Mor Ido
Nechemia Englman

Tomer Tako
Natalie Korenfeld
Moshe Pasker

Nitzan Fisher Conforti

Victoria Savu
Derora Tropp
Hila Amiel

Chaim Cohen

Michal Mor

Shine Meron

Galit Frank

Elad Peleg

Maytal Spivak

Avraham Schoen

Elan Loshinsky

Josh Hauser

Eitan Cohen

Dror Kanarik Sarig

Royi Heilig

Carmel Bareket
Yifat Hovev

Maor Alev

Vered Glaubach

Yair Taitelbaum

Regina Pevzner
Maor Layani

Areen Nashef
Ido Zahavi

Guy Yarom

Hillel Segal

Yonatan Grinstein

Tom Kuper
Moran Shachar

Daniel Rosenbaum
Avital Salzman

Rotem Cohen

Idan Adar

Shahar Iluz

Itay Ashkenazi

Roei Brizel

Ido Sella
Evyatar Katz
Hadil Nassif Khawand
Maayan Malka Rublin

Ran Aziel

Stav Orenstein

Charleen Moerdler
Avia Ickovics

Amira Brizel

Lior Hochshtadt

Ofek Sinai

Shmuel Ofen

Or Perel

Uri Galatt

Maya Haran
Avishai Oberman
Elior Goldenberg
Eyal Safrai

Yuval Dekel
Adina Mirchin

Shira Eidelman

Amiram Zano

Dana Kleiman

Basel Sader

Sapir Shimoni

Leah Grumet
Tal Segev
Yehuda Attar
Moshe Abraham

Avichai Isaschar

Yitzy Rizel

____________________

Gidon Weinstock Of Counsel

Roy Keidar Of Counsel

Tamar Tavory Of Counsel

____________________

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | September 16, 2022

Cyren Ltd.

10 Ha-Menofim St., 5th Floor

Herzliya,

Israel 4672561

Ladies and Gentlemen:

Re: Cyren Ltd. Form S-8

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on behalf of Cyren Ltd., a company organized under the laws of the State of Israel (the “Company”), for the purpose of registering under the Securities Act an aggregate of 790,000 of the Company’s Ordinary Shares, nominal value NIS 3.0 per share (the “Shares”), available for issuance under the Cyren Ltd. 2016 Non-Employee Director Equity Incentive Plan and the Cyren Ltd. 2016 Equity Incentive Plan (together, the “Plans”).

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, we have assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders meetings of the Company which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws, and we have also assumed the compliance of any grant of Shares with the Company’s compensation policy, as in effect from time to time.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il

As outside Israeli counsel to the Company, we have performed such investigations, and have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

Upon the basis of such examination, we are of the opinion that, the Shares have been duly and validly authorized for issuance and, when issued in accordance with the applicable grant or option agreement, pursuant to the terms of the Plans and in accordance with the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

The above opinion is based on facts existing on the date hereof and of which we are aware. We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Yigal Arnon & Co.
Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il